EXHIBIT 32

            Harry Lee Waterfield II and Raymond L. Carr, being the President and Vice President, Chief Financial Officer, respectively, of Investors Heritage Capital Corporation, hereby certify as of this ____th day of December, 2009, that the Form 10-Q/A for the Quarter ended September 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of Investors Heritage Capital Corporation.

INVESTORS HERITAGE CAPITAL CORPORATION

BY: /s/Harry Lee Waterfield II
Harry Lee Waterfield II
DATE: December ___, 2009	President

BY: /s/Raymond L. Carr
Raymond L. Carr
DATE: December ___, 2009	Vice President - Chief Financial Officer